                                                                     Exhibit 16

                                                          [ARTHUR ANDERSEN LOGO]


Office of the Chief Accountant                            Arthur Andersen LLP
Securities and Exchange Commission                        650 College Road East
450 Fifth Street, N.W.                                    Princeton, NJ 08540
Washington, DC 20549                                      Tel: 800 419 4000


February 20, 2001

Dear Sir/Madam;

We have read the five paragraphs of Item 4 included in Form 8-K\A dated February 20, 2001 of HYMEDIX, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
-------------------------------------
Arthur Andersen LLP




cc:  Larry Lai, HYMEDIX, Inc.